Exhibit 2
NISSIN CO., LTD. (8571)
Monthly Data for May 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899
Total loans to business owners	44,739	44,464
Small business owner loans	24,485	24,337
Business Timely loans	17,179	17,206
Secured loans	701	723
Notes receivable	2,374	2,198
Total loans to consumers	36,699	36,435
Wide loans	27,321	26,976
Consumer loans	9,378	9,459

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500
Total loans to business owners	177,207,008	182,453,046
Small business owner loans	64,835,006	64,215,134
Business Timely loans	25,394,619	25,715,112
Secured loans	84,794,557	90,579,435
Notes receivable	2,182,825	1,943,364
Total loans to consumers	43,414,122	42,882,454
Wide loans	40,412,835	39,854,879
Consumer loans	3,001,286	3,027,574

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524	9,239,140

*	Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale	30,058,095	30,156,162

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.

										(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Guaranteed borrowings outstanding	11,820,000	11,863,000
Sanyo Club	6,926,000	7,019,000
Shinsei Business Finance	3,043,000	2,976,000
Chuo Mitsui Finance Service	744,000	831,100
Accounts receivable guaranteed	1,105,000	1,036,000

*	Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Small business owner loans
Applications	1,277	1,436											2,713
Approvals	252	270											522
Approval ratio	19.73%	18.80%											19.24%
Business Timely loans
Applications	1,471	1,348											2,819
Approvals	1,018	925											1,943
Approval ratio	69.20%	68.62%											68.93%
Secured loans
Applications	167	162											329
Approvals	57	55											112
Approval ratio	34.13%	33.95%											34.04%
Notes receivable
Applications	42	71											113
Approvals	33	50											83
Approval ratio	78.57%	70.42%											73.45%
Wide loans
Applications	4,485	5,896											10,381
Approvals	259	274											533
Approval ratio	5.77%	4.65%											5.13%
Consumer loans
Applications	1,305	2,029											3,334
Approvals	349	355											704
Approval ratio	26.74%	17.50%											21.12%

*1	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

*2	Figures are of non-consolidated bases, and exclude business results of Aprek Co., Ltd..

Newly Contracted Accounts and Loan Amounts by Application Channel
May 2005

													(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	47	213,800	262	260,529	1	29,000	1	618	0	0	33	10,500	344	514,447
Other	196	1,112,900	674	918,085	12	1,518,100	8	8,482	266	804,760	247	65,461	1,403	4,427,790

Total	243	1,326,700	936	1,178,614	13	1,547,100	9	9,100	266	804,760	280	75,961	1,747	4,942,237

May 2006

													(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	42	178,300	168	175,634	0	0	1	629	0	0	28	8,360	239	362,923
Other	228	1,535,340	331	460,224	55	11,482,100	49	107,875	274	839,480	277	81,260	1,214	14,506,280

Total	270	1,713,640	499	635,858	55	11,482,100	50	108,504	274	839,480	305	89,620	1,453	14,869,203

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd..
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
May 2005

													(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,724	5,521,344	4,791	6,754,067	9	117,681	3	5,896	9	18,751	1,277	396,141	7,813	12,813,883
Other	22,398	52,279,354	12,929	15,290,634	392	19,379,200	103	193,073	30,781	46,316,402	7,989	2,505,998	74,592	135,964,664

Total	24,122	57,800,699	17,720	22,044,701	401	19,496,882	106	198,970	30,790	46,335,153	9,266	2,902,140	82,405	148,778,547

May 2006

													(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,809	5,315,782	5,658	10,139,765	8	37,996	1	629	13	25,872	1,154	341,632	8,643	15,861,678
Other	20,101	51,508,926	11,548	15,575,346	589	89,318,334	131	233,164	26,963	39,829,007	8,305	2,685,942	67,637	199,150,721

Total	21,910	56,824,708	17,206	25,715,112	597	89,356,330	132	233,793	26,976	39,854,879	9,459	3,027,574	76,280	215,012,399

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of May 31, 2004, 2005 and 2006
May 31, 2004

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	645,220	1.15	467,903	0.84	1,895,508	3.39	3,008,632	5.38	55,905,869
Business Timely loans	218,249	1.14	195,196	1.02	150,538	0.79	563,984	2.95	19,100,616
Secured loans	20,913	0.66	8,677	0.27	90,903	2.85	120,494	3.78	3,186,465
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	248,290
Wide loans	672,867	1.20	377,612	0.67	1,559,475	2.78	2,609,954	4.66	56,028,392
Consumer loans	641,969	1.85	462,188	1.33	296,483	0.85	1,400,641	4.03	34,750,162

Total	2,199,220	1.30	1,511,577	0.89	3,992,910	2.36	7,703,707	4.55	169,219,797

May 31, 2005

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	510,453	0.88	540,866	0.94	2,048,955	3.54	3,100,275	5.36	57,800,699
Business Timely loans	202,055	0.92	175,656	0.80	122,323	0.55	500,035	2.27	22,044,701
Secured loans	7,654	0.04	953	0.00	473,284	2.43	481,893	2.47	19,496,882
Notes receivable	2,320	1.17	2,249	1.13	24,167	12.15	28,736	14.44	198,970
Wide loans	409,472	0.88	371,492	0.80	1,241,674	2.68	2,022,640	4.37	46,335,153
Consumer loans	46,017	1.59	43,288	1.49	31,303	1.08	120,609	4.16	2,902,140

Total	1,177,973	0.79	1,134,507	0.76	3,941,710	2.65	6,254,191	4.20	148,778,547

May 31, 2006

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	893,807	1.57	547,375	0.96	2,289,080	4.03	3,730,263	6.56	56,824,708
Business Timely loans	311,746	1.21	214,004	0.83	256,760	1.00	782,510	3.04	25,715,112
Secured loans	8,159	0.01	336,700	0.38	317,354	0.36	662,213	0.74	89,356,330
Notes receivable	4,000	1.71	0	0.00	16,736	7.16	20,736	8.87	233,793
Wide loans	387,411	0.97	296,059	0.74	1,009,222	2.53	1,692,693	4.25	39,854,879
Consumer loans	55,762	1.84	48,363	1.60	42,755	1.41	146,881	4.85	3,027,574

Total	1,660,886	0.77	1,442,503	0.67	3,931,909	1.83	7,035,300	3.27	215,012,399

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	May 2005		May 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	95,862	74.93%	125,142	56.90%	131,521	62.03%
Bank	80,641	63.03%	107,163	48.73%	112,946	53.27%
Non-life insurance companies	1,625	1.27%	1,981	0.90%	1,981	0.93%
Other financial institutions	13,595	10.63%	15,997	7.27%	16,592	7.83%
Direct	32,080	25.07%	94,776	43.10%	80,491	37.97%

Total	127,942	100.00%	219,918	100.00%	212,013	100.00%

Borrowings by maturity

	(amount in millions of yen)
	May 2005		May 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	9,651	7.89%	46,200	21.01%	49,700	23.44%
Long-term loan	118,291	92.11%	173,718	78.99%	162,313	76.56%
Long-term loan within 1 year	52,424	42.87%	53,053	24.12%	50,301	23.73%
Long-term loan over 1 year	65,866	49.24%	120,665	54.87%	112,012	52.83%

Total	127,942	100.00%	219,918	100.00%	212,013	100.00%

Borrowing rates

	(%)
	May 2005	May 2006	March 2006
Indirect	1.93	1.47	1.46
Bank	1.87	1.46	1.45
Non-life insurance companies	2.36	1.85	1.84
Other financial institutions	2.29	1.48	1.46
Direct	1.32	0.84	0.90

Total	1.78	1.20	1.28

List of Investment Securities

	As of May 31, 2006 (amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	416	5,110,726,400	2,653,646,400
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	84,700	9,716,529,900	2,457,055,643
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	1,350,000	675,000,000	666,397,572
IDU Co.	8922	5,200	198,758	1,033,544,000	318,000	1,653,600,000	620,056,000
Kosaido Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	1,180	2,226,660,000	226,440,000
Axell Corp.	6730	600	41,666	25,000,000	393,000	235,800,000	210,800,000
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	181,000	271,500,000	146,500,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	278,000	139,000,000	87,733,750
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	12,790	127,900,000	72,593,361
SBI Holdings, Inc.	8473	970	2,144	2,079,680	51,300	49,761,000	47,681,320
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	106,000	159,000,000	35,736,000
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	871	107,107,741	34,211,872
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,892	32,731,600	8,494,300
Gamepot Inc.	3792	30	24,335	730,050	202,000	6,060,000	5,329,950
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	140,000	69,440,000	1,615,755
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	745	74,500,000	560,500
The Bank of Kochi, Ltd.	8416	60,000	460	27,600,000	260	15,600,000	-12,000,000
Aeria Inc.	3758	90	501,866	45,168,000	319,000	28,710,000	-16,458,000
MOC Corp.	2363	800	165,000	132,000,000	71,500	57,200,000	-74,800,000
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	327	2,378,925,000	-533,849,646

Subtotal				16,498,006,864		23,135,751,641	6,637,744,777

Non-listed Companies and Others				Book Value		Carrying Value	Difference

Number of individual issues: 154				14,436,664,421		14,436,664,421	0

* Deemed securities are included.

Total				30,934,671,285		37,572,416,062	6,637,744,777

*	Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.
Affiliates and Subsidiaries

	(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0
Nippon Real Estate Rating Services Co., Ltd.		400	50,000	20,000,000	50,000	20,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	800,000	625	500,000,000	54,900	43,920,000,000	43,420,000,000
Aprek Co., Ltd.	8489	3,132,000	462	1,446,417,900	794	2,486,808,000	1,040,390,100
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Nissin Leasing (China) Co., Ltd.*		—	—	2,210,311,000	—	2,210,311,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,739,920	541,606	3,810,739,920	0
Other subsidiaries		—	—	177,623,711	—	177,623,711	0

Total				9,648,092,531		54,108,482,631	44,460,390,100

*	Beginning book value (US$20,000,000) of Nissin Leasing (China) Co., Ltd. is converted into yen.